Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clipper Realty Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated March 30, 2017, relating to the consolidated and combined financial statements and schedule of Clipper Realty, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

New York, New York

April 7, 2017